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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated January 30, 1998 (except for Note 18 as to which the date is February 13, 1998) on the consolidated financial statements of Alvin Bancshares, Inc., appearing in the Proxy Statement/ Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


Deloitte & Touche LLP
Houston, Texas
June 16, 1998